UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 1, 2004

DYNAMICS RESEARCH CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts

(State or Other Jurisdiction of Incorporation)

000-023479	042-2211809

(Commission File Number)	(IRS Employer Identification No.)

60 Frontage Road Andover, Massachusetts	01810

(Address of Principal Executive Offices)	(Zip Code)

(978) 475-9090

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
Section 2 – Financial Information
Item 2.01. Completion of Acquisition or Disposition of Assets.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Section 9 – Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Ex-2.1 Equity Purchase Agreement
Ex-10.1 2nd Amended and Restated Loan Agreement
Ex-10.2 Master Unlimited Guaranty
Ex-10.3 Security Agreement
Ex-10.4 Pledge Agreement
Ex-10.5 Patent & Patent Application Security Agreement
Ex-10.6 Trademark & Trademark Application Security Agreement

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

See Item 2.03 below.

Section 2 – Financial Information

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On September 1, 2004, the Dynamics Research Corporation (the “company”) completed the previously announced acquisition of Impact Innovations Group LLC (“Impact Innovations”) from J3 Technology Services Corp., a Georgia corporation (“Seller”) for $53.4 million in cash, subject to adjustment based upon the value of tangible net assets acquired. The company acquired all of the outstanding membership interests of Impact Innovations, which constituted the government contracts business of Seller. Impact Innovations, based in the Washington, D.C. area, has annual revenues approximating $47 million based on its results for the trailing 12 months ended June 30, 2004, and offers solutions in business intelligence, enterprise software, application development, information technology service management and other related areas. Its customers include United States Government intelligence agencies and various Department of Defense agencies, as well as federal civilian agencies.

The terms of the acquisition of Impact Innovations are set forth in the Equity Purchase Agreement dated August 2, 2004, between the company, Impact Innovations and Seller, filed as Exhibit 2.1 to this Current Report on Form 8-K, and incorporated herein by reference.

The terms of the transaction and the consideration paid by the company to Seller were a result of arm’s length negotiations between the company’s representatives and representatives of Seller. Prior to the completion of the transaction, neither the company nor, to the company’s knowledge, any of its directors and officers and their respective associates had any material relationship with Seller. The company used borrowings under the secured financing agreement described in Item 2.03 below to pay the consideration for the acquisition on the closing date.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 1, 2004, the company entered into a new secured financing agreement (the “facility”) with its bank group to restructure and increase the company’s credit facilities to $100.0 million, inclusive of the current mortgage on the company’s Andover, Massachusetts corporate headquarters, which had a balance of $7.9 million at closing (the “term loan”). The secured financing agreement provides for a $55.0 million, five-year term loan (the “acquisition term loan”) with a seven-year amortization schedule for the purchase of the government division of Impact Innovations LLC (see Item 2.01 above), and a $37.0 million, five-year revolving credit agreement for working capital (the “revolver”). The bank group, led by Brown Brothers Harriman & Co. as a lender and as administrative agent (when acting in such capacity, the “Administrative Agent”), also includes KeyBank National Association, Banknorth, NA and Fleet National Bank. The acquisition term loan and the revolver replace the company’s previous $50.0 million revolving credit agreement, which was entered into on June 28, 2002.

All of the obligations of the company and its subsidiaries under the new facility are secured by a security interest granted to the Administrative Agent in substantially all of the assets of the company and its subsidiaries. The agreement requires financial covenant tests to be performed against the company’s annual results beginning with the results for the year ended December 31, 2005, that, if met, would result in the release of all collateral securing the facility except for the mortgage that secures the term loan. If the company’s results do not meet specific financial ratio requirements, the company and its subsidiaries will be required to perfect the security interest which was granted to the Administrative Agent in all of the government contracts of the company and its subsidiaries.

On an ongoing basis, the facility requires the company to meet certain financial covenants, including maintaining a minimum net worth and certain cash flow and debt coverage ratios. The covenants also limit the company’s ability to incur additional debt, pay dividends, purchase capital assets, sell or dispose of assets, make additional acquisitions or investments, or enter into new leases, among other restrictions. In addition, the facility provides that the bank group may accelerate payment of all unpaid principal and all accrued and unpaid interest under the facility, upon the occurrence and continuance of certain events of default, including, among others, the following:

•	Any failure by the company and its subsidiaries to make any payment of principal, interest and other sums due under the facility within three (3) calendar days of the date when such payment is due;

•	Any breach by the company or any of its subsidiaries of certain covenants, representations and warranties;

•	Any default and acceleration of any indebtedness owed by the company or any of its subsidiaries to any person (other than the bank group) which is in excess of $1,000,000;

•	Any final judgment against the company or any of its subsidiaries in excess of $1,000,000 which has not been insured to the reasonable satisfaction of Brown Brothers Harriman & Co. as Administrative Agent;

•	Any bankruptcy (voluntary or involuntary) of the company or any of its subsidiaries; and

•	Any material adverse change in the business or financial condition of the company and its subsidiaries; or

•	Any change in control of the company.

The terms of the facility are more fully described in the Second Amended and Restated Loan Agreement, dated September 1, 2004, by and among the company, all of the subsidiaries of the company, Brown Brothers Harriman & Co., Banknorth, N.A., KeyBank National Association and Fleet National Bank, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the related ancillary agreements, filed as Exhibits 10.2, 10.3, 10.4, 10.5 and 10.6 to this Current Report on Form 8-K, and incorporated herein by reference.

Acquisition term loan
Approximately $53 million of the proceeds from the acquisition term loan were drawn at closing to complete the acquisition of Impact Innovations described in Item 2.01 above. The facility requires quarterly principal payments on the acquisition term loan of approximately $2 million, with a final payment of approximately $16 million on September 1, 2009.

The company has the option of selecting an interest rate for the acquisition term loan equal to either: (a) the then applicable LIBOR Rate plus 1.75% per annum to 3.25% per annum, depending on the company’s most recently reported leverage ratio; or (b) the base rate as announced from time to time by the Administrative Agent (the “Base Rate”) plus 0.00% per annum to 0.50% per annum, depending on the company’s most recently reported leverage ratio. For those portions of the acquisition term loan accruing at the LIBOR Rate, the company has the option of selecting interest periods of 30, 60, 90 or 180 days.

Term loan
The company has a ten-year term loan as amended and restated on September 1, 2004, with an outstanding principal balance of $7.9 million, which is secured by a mortgage on the company’s headquarters in Andover, Massachusetts. The agreement requires quarterly principal payments of $125,000, with a final payment of $5.0 million due on May 1, 2010. The company has the option of selecting an interest rate for the term loan equal to either: (a) the then applicable LIBOR Rate plus 1.50% per annum to 3.00% per annum, depending on the company’s most recently reported leverage ratio; or (b) the Base Rate plus 0.00% per annum to 0.50% per annum, depending on the company’s most recently reported leverage ratio. For those portions of the term loan accruing at the LIBOR Rate, the company has the option of selecting interest periods of 30, 60, 90 or 180 days.

Revolver
The revolver has a five-year term and is available to the company for general corporate purposes, including strategic acquisitions. The outstanding balance of approximately $23 million on the company’s previous revolver was transferred to the new revolver as part of the transaction. The fee on the unused portion of the revolver ranges from 0.25% to 0.50%, depending on the company’s leverage ratio, and is payable quarterly in arrears. The company has the option of selecting an annual interest rate for the revolver equal to either: (a) the then applicable LIBOR Rate plus 1.50% per annum to 3.00% per annum, depending on the company’s most recently reported leverage ratio; or (b) the Base Rate plus 0.00% per annum to 0.50% per annum, depending on the company’s most recently reported leverage ratio. For those portions of the revolver accruing at the LIBOR rate, the company has the option of selecting interest periods of 30, 60, 90 or 180 days. The revolver matures on September 1, 2009.

Excess cash flow recapture
In addition to the principal payments required on the acquisition term loan and the term loan, the company will also make annual payments on February 15 of each year, commencing in 2006. The payment amount will be equal to 50.0% of the company’s excess cash flow, defined as EBITDA (earnings before interest, taxes, depreciation and amortization) plus net decreases in working capital or less net increases in working capital, minus interest expense and principal payments on the acquisition term loan and term loan, capital expenditures, and all cash taxes and cash dividends paid for the most recently completed year fiscal year, commencing with the year ended December 31, 2005. Each payment will be applied: first, to the outstanding balance of the revolver, provided the outstanding balance on the last day of the fiscal year compared with the outstanding balance of the revolver on the last day of the previous fiscal year does not already reflect such a reduction; second, to the outstanding principal balance of the acquisition term loan; and lastly, to the outstanding principal balance of the term loan.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The required financial statements relating to the government division of Impact Innovations LLC are not included in this Report. The Registrant will file the required financial statements by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed with the Securities and Exchange Commission.

(b)	Unaudited Pro Forma Financial Information

The required pro forma financial information is not included in this Report. The Registrant will file the required pro forma financial information by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed with the Securities and Exchange Commission.

(c)	Exhibits

2.1	Equity Purchase Agreement among Dynamics Research Corporation and Impact Innovations Group LLC and J3 Technology Services Corp., dated August 2, 2004.

10.1	Second Amended and Restated Loan Agreement by and among Dynamics Research Corporation, DRC International Corporation, H.J. Ford Associates, Inc., Andrulis Corporation, Impact Innovations Group LLC as the Borrowers, and The Lenders Party hereto and Brown Brothers Harriman & Co., as Administrative Agent and Banknorth, N.A. as Documentation Agent and KeyBank National Association as Co-Syndication Agent and Fleet National Bank, a Bank of America company as Co-Syndication Agent, as of September 1, 2004.

10.2	Master Unlimited Guaranty dated as of September 1, 2004 by each of Dynamics Research Corporation, DRC International Corporation, H.J. Ford Associates, Inc., Andrulis Corporation and Impact Innovations Group LLC, in favor of Brown Brothers Harriman & Co., for itself and as Administrative Agent for each of the Lenders which are and which may become parties to the Loan Agreement.

10.3	Security Agreement among Brown Brothers Harriman & Co., as Administrative Agent for the Lenders Party to the Loan Agreement and Dynamics Research Corporation, DRC International Corporation, H.J. Ford Associates, Inc., Andrulis Corporation and Impact Innovations Group LLC, dated September 1, 2004.

10.4	Pledge Agreement by and between Dynamics Research Corporation and Brown Brothers Harriman & Co., for itself and as Administrative Agent for each of the Lenders which are and which may become parties to the Loan Agreement, as of September 1, 2004.

10.5	Patent and Patent Application Security Agreement by Dynamics Research Corporation and Brown Brothers Harriman & Co., as administrative agent for itself and for each of the other Lenders as may become parties to the Loan Agreement, dated September 1, 2004.

10.6	Trademark and Trademark Application Security Agreement by Dynamics Research Corporation and Brown Brothers Harriman & Co., as administrative agent for itself and for each of the other Lenders as may become parties to the Loan Agreement, dated September 1, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMICS RESEARCH CORPORATION (Registrant)
Date: September 7, 2004	By:	/s/ David Keleher
David Keleher
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

2.1	Equity Purchase Agreement among Dynamics Research Corporation and Impact Innovations Group LLC and J3 Technology Services Corp., dated August 2, 2004.	Filed herewith

10.1	Second Amended and Restated Loan Agreement by and among Dynamics Research Corporation, DRC International Corporation, H.J. Ford Associates, Inc., Andrulis Corporation, Impact Innovations Group LLC as the Borrowers, and The Lenders Party hereto and Brown Brothers Harriman & Co., as Administrative Agent and Banknorth, N.A. as Documentation Agent and KeyBank National Association as Co-Syndication Agent and Fleet National Bank, a Bank of America company as Co-Syndication Agent, as of September 1, 2004.	Filed herewith

10.2	Master Unlimited Guaranty dated as of September 1, 2004 by each of Dynamics Research Corporation, DRC International Corporation, H.J. Ford Associates, Inc., Andrulis Corporation and Impact Innovations Group LLC, in favor of Brown Brothers Harriman & Co., for itself and as Administrative Agent for each of the Lenders which are and which may become parties to the Loan Agreement.	Filed herewith

10.3	Security Agreement among Brown Brothers Harriman & Co., as Administrative Agent for the Lenders Party to the Loan Agreement and Dynamics Research Corporation, DRC International Corporation, H.J. Ford Associates, Inc., Andrulis Corporation and Impact Innovations Group LLC, dated September 1, 2004.	Filed herewith

10.4	Pledge Agreement by and between Dynamics Research Corporation and Brown Brothers Harriman & Co., for itself and as Administrative Agent for each of the Lenders which are and which may become parties to the Loan Agreement, as of September 1, 2004.	Filed herewith

10.5	Patent and Patent Application Security Agreement by Dynamics Research Corporation and Brown Brothers Harriman & Co., as administrative agent for itself and for each of the other Lenders as may become parties to the Loan Agreement, dated September 1, 2004.	Filed herewith

10.6	Trademark and Trademark Application Security Agreement by Dynamics Research Corporation and Brown Brothers Harriman & Co., as administrative agent for itself and for each of the other Lenders as may become parties to the Loan Agreement, dated September 1, 2004.	Filed herewith